Exhibit 99.1
FOR IMMEDIATE RELEASE

Origin Bancorp, Inc. Announces Declaration of Quarterly Cash Dividend

RUSTON, LOUISIANA, (May 23, 2018) - Origin Bancorp, Inc. (Nasdaq: OBNK) (“Origin”), the holding company for Origin Bank, today announced a quarterly cash dividend of $0.0325 per share of its common stock. The cash dividend is payable on June 29, 2018 to stockholders of record as of the close of business on June 15, 2018.

About Origin Bancorp, Inc.

Origin is a financial holding company for Origin Bank, headquartered in Ruston, Louisiana, which provides a broad range of financial services to small and medium-sized businesses, municipalities, high net-worth individuals and retail clients from 41 banking centers located from Dallas/Fort Worth, Texas across North Louisiana to Central Mississippi, as well as in Houston, Texas.   For more information, visit www.origin.bank.

Contact Information
Investor Relations
Chris Reigelman
318-497-3177
chris@origin.bank

Media Contact
Ryan Kilpatrick
318-232-7472
rkilpatrick@origin.bank